EXHIBIT 99.1





                                               Contact:  Robert A. Lerman
                                                         860-683-2005
NEWS RELEASE                                             OTCBB:  TDYT
                                                         October 19, 2007

THERMODYNETICS NAMED ONE OF CONNECTICUT'S FASTEST GROWING TECHNOLOGY COMPANIES IN DELOITTE'S TECHNOLOGY FAST 50 PROGRAM

Windsor, CT - October 19, 2007 -- Thermodynetics, Inc. (OTCBB:TDYT.OB) has been named to Deloitte's prestigious Technology Fast 50 Program for the second consecutive year. The listing is based on revenue growth for the 5 year period 2002-2006 and is for companies that are in technology, media, telecommunications and the life sciences. Deloitte & Touche USA LLP is one of the nation's leading professional services organizations.

In the 5 years ended 2006, Thermodynetics recorded a 69% growth in revenues which reached $18.8 million for the year ended March 2006. For the year ended March 2007, revenues grew again reaching $23.5 million, while growth continues to be experienced in the interim period as well. Robert Lerman, President and CEO of Thermodynetics attributes the increases to the accomplishments achieved at its Turbotec Products subsidiary as that company has developed a line of surface enhanced tubing that is used in a wide range of heat transfer and energy savings devices ranging from heat pumps to air conditioning to boilers and refrigeration as well as a variety of other applications. Turbotec's product line has received a growing acceptance and continues to expand while helping its customers achieve positive acceptance in the industries they serve.

To qualify for inclusion in the ranking, companies must have at least attained $5 million in revenues by 2006, a level that TDYT was surpassed long ago, be headquartered in North America and own proprietary technology of intellectual property that contributes to a significant portion of the Company's operating revenues.

                              ABOUT THERMODYNETICS
                              --------------------

        Through its Turbotec Products, Plc subsidiary, Thermodynetics manufactures high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer and transportation applications. The Company serves customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries. Turbotec is quoted on the AIM market in London under the symbol TRBO. Thermodynetics also owns a nominal interest in a private Belgium company that is engaged in the nutraceutical industry by providing natural, bioactive chemical compounds that have health promoting, disease preventing or medicinal properties. A small investment was also made in a US company that offers a specialized approach to the RFID (radio frequency identification) industry, with an orientation to medical facilities. Thermodynetics continues to seek acquisition candidates.


FORWARD-LOOKING STATEMENTS
--------------------------

    This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking

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statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's subsidiary's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served, especially in applications serving the commercial, industrial and residential construction industries.

    When used, words such as "believes," "anticipates," "expects," "continue," "may," "plan," "predict," "should," "will," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.